UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2010

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 .Entry into a Material Definitive Agreement.

Entry into Note Purchase Agreement

On June 28, 2010, AECOM Technology Corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with the purchaser signatories thereto providing for a private placement of $300 million in aggregate principal amount of senior unsecured notes (the “Notes”) to be issued at a closing to occur upon satisfaction of the conditions precedent set forth in the Purchase Agreement (the “Closing Date”). The Notes, when issued, will consist of $175 million of 5.43% Senior Notes, Series A, due July 7, 2020 and $125 million of 1.00% Senior Discount Notes, Series B, due July 7, 2022.

The Notes will be sold to institutional accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act. The Notes will rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness.

Interest on the Notes will accrue from the Closing Date, and the Company will pay interest quarterly on January 7th, April 7th, July 7th and October 7th of each year, beginning October 7, 2010, until the Notes mature.  In addition, the Series B Notes are being issued at a discount.  Accordingly, the accreted value of the Series B Notes will increase over time in accordance with the terms of the Purchase Agreement.  The Company may prepay some or all of the Notes at any time or from time to time pursuant to the terms of the Purchase Agreement.  Any such prepayments shall be subject to the payment of a make-whole premium calculated pursuant to the terms of the Purchase Agreement.  The Company’s obligations under the Notes will be guaranteed by certain subsidiaries of the Company (the “Subsidiary Guarantors”) pursuant to one or more subsidiary guaranties (the “Subsidiary Guaranties”).

The Purchase Agreement contains covenants that have the effect of limiting under certain circumstances the ability of the Company and certain of its subsidiaries to, among other things, merge with other entities, enter into a transaction resulting in a change in control, create new liens, incur additional indebtedness, sell assets outside of the ordinary course of business, enter into transactions with affiliates (other than subsidiaries) or substantially change the general nature of the business of the Company and its subsidiaries, taken as a whole. The Purchase Agreement also requires the Company to maintain certain financial ratios.

Events of default (subject to certain cure periods and other limitations) under the Purchase Agreement include but are not limited to: (i) a default in the payment of principal of the Series A Notes or accreted value of the Series B Notes or make-whole amount with respect to the Notes or, following a period of 5 business days, of interest; (ii) a breach of the Company’s covenants or warranties under the Purchase Agreement or any subsidiary guarantor under the guaranty agreement; (iii) any default with respect to any indebtedness of the Company, any Subsidiary Guarantor or any material subsidiary if the total amount of such indebtedness unpaid or accelerated exceeds 3.0% of the consolidated net worth of the Company; (iv) events of bankruptcy, insolvency or liquidation involving the Company or the Subsidiary Guarantors; (v) the occurrence of a final judgment in an amount in excess of $100 million rendered against the Company or a Subsidiary Guarantor ; and (vi) the failure to maintain funding standards in ERISA based plans and certain other liabilities related to ERISA based plans that result in a material adverse effect on the Company.

In addition, the Purchase Agreement contains other customary provisions, including without limitation representations, warranties, reporting covenants and other affirmative covenants.

The Company intends to use the proceeds of the private placement to pay down certain indebtedness of the Company and for general corporate purposes, including acquisitions.

The closing of the transactions contemplated by the Purchase Agreement and the issuance of the Notes, which are expected to take place on or around July 7, 2010 but not later than July 13, 2010, are subject to customary closing conditions.

The descriptions set forth above are qualified in their entirety by the Purchase Agreement, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Entry into Amendment to Credit Agreement

On June 25, 2010, the Company entered into a Second Amendment to Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with certain financial institutions party thereto, which amended the Company’s Second Amended and Restated Credit Agreement, dated as of August 31, 2007, among the Company and certain financial institutions party thereto, to, among other things, permit the Company to enter into the Purchase Agreement and permit the Subsidiary Guarantors to enter into the Subsidiary Guaranties.

The descriptions set forth above are qualified in their entirety by the Credit Agreement Amendment, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Entry into Amendment to Term Credit Agreement

On June 25, 2010, certain subsidiaries of the Company entered into a Third Amendment to Term Credit Agreement (the “Term Agreement Amendment”) with certain financial institutions party thereto, which amended the Term Credit Agreement, dated as of September 22, 2006, among certain subsidiaries of the Company and certain financial institutions party thereto, to, among other things, permit the Company to enter into the Purchase Agreement and permit the Subsidiary Guarantors to enter into the Subsidiary Guaranties.

The descriptions set forth above are qualified in their entirety by the Term Agreement Amendment, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1            Note Purchase Agreement, dated June 28, 2010, by and among AECOM Technology Corporation and the Purchasers identified therein.

Exhibit 10.2            Second Amendment to Second Amended and Restated Credit Agreement, dated as of June 25, 2010, by and among AECOM Technology Corporation, the lenders party thereto, Bank of America, N.A., as administrative agent and swing line lender and Union Bank of California, N.A., Wells Fargo Bank, N.A., BMO Capital Markets Financing, Inc. and BNP Paribas as syndication agents.

Exhibit 10.3            Third Amendment to Term Credit Agreement, dated as of June 25, 2010, by and among Maunsell HK Holdings, Ltd., Faber Maunsell Limited, W.E. Bassett & Partners Pty. Ltd., Maunsell Group Limited, and Maunsell Australia Pty Ltd., as borrowers, the lenders party thereto, Union Bank, N.A., as the administrative agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: July 1, 2010	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1         Note Purchase Agreement, dated June 28, 2010, by and among AECOM Technology Corporation and the Purchasers identified therein.

10.2         Second Amendment to Second Amended and Restated Credit Agreement, dated as of June 25, 2010, by and among AECOM Technology Corporation, the lenders party thereto, Bank of America, N.A., as administrative agent and swing line lender and Union Bank of California, N.A., Wells Fargo Bank, N.A., BMO Capital Markets Financing, Inc. and BNP Paribas as syndication agents.

10.3         Third Amendment to Term Credit Agreement, dated as of June 25, 2010, by and among Maunsell HK Holdings, Ltd., Faber Maunsell Limited, W.E. Bassett & Partners Pty. Ltd., Maunsell Group Limited, and Maunsell Australia Pty Ltd., as borrowers, the lenders party thereto, Union Bank, N.A., as the administrative agent, and Bank of Montreal, acting under its trade name BMO Capital Markets, as syndication agent.